Exhibit 10.9

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of December 22nd, 2021 (the “Effective Date”), by and among the following parties:

“Lender” –	FIRST FINANCIAL BANK, N.A.
400 Pine Street, Suite 300
Abilene, Texas 79601

“Borrower” –	PROFRAC HOLDINGS II, LLC
17010 Interstate 20
Cisco, Texas 76437

“Guarantor” –	PROFRAC SERVICES, LLC
17010 Interstate 20
Cisco, Texas 76437

PROFRAC HOLDINGS, LLC
17010 Interstate 20
Cisco, Texas 76437

PROFRAC MANUFACTURING, LLC
17010 Interstate 20
Cisco, Texas 76437

The term “Guarantor” shall mean PROFRAC MANUFACTURING, LLC, PROFRAC HOLDINGS, LLC, and PROFRAC SERVICES, LLC, collectively. When the context requires, references to Guarantor shall be construed to mean each of ProFrac Manufacturing, LLC, ProFrac Holdings, LLC, and ProFrac Services, LLC. The above-named Borrower and Guarantor parties may be referred to collectively as “Obligor” or “Obligors” in this Agreement.

Background Recitals

•	Borrower has applied to Lender for financing in the original principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (the “Loan”), secured by the Collateral defined herein.

•	Lender has agreed to make the Loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the Loan.

•	Guarantor has agreed to guaranty payment and performance of Borrower’s obligations to Lender.

•	Now, therefore, in consideration of the mutual covenants and obligations herein set forth, each Obligor and Lender agree as follows:

LOAN AGREEMENT

Article I

Defined Terms

Section 1.1 Defined Terms. Unless the context otherwise specifies or requires, the following capitalized terms shall have the meanings set out below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss, or destruction to the Collateral.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment, or other cost of any kind or nature whatsoever, including fees, costs and expenses of contractors, attorneys, consultants, and experts.

“Collateral” means the following personal property, wherever located and whether now existing or hereafter arising or acquired (along with the products and proceeds therefrom, including any insurance policies and proceeds of insurance payable by reason of loss or damage): all Tractor Collateral and all of Borrower’s books, records, and other recorded data relating to the Tractor Collateral (regardless of the medium of recording or storage), and all other trailers, trucks, and vehicles listed on Exhibit A and any replacements thereof; provided, however that “Collateral” shall not include any Excluded Property.

“Event of Default” means an event or circumstance that, with giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of any of the Loan Documents as defined therein, including, without limitation, those events defined in Article VI of this Agreement.

“Excluded Property” means all proceeds (as defined in the UCC) of the Tractor Collateral other than (i) any insurance policies and proceeds of insurance payable by reason of loss or damage, in each case, with respect to any Tractor Collateral, (ii) any proceeds (as defined in the UCC) of the sale of any Tractor Collateral, and (iii) all claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, any Tractor Collateral.

“Existing Credit Agreements” means, collectively: (i) that certain Credit Agreement dated March 14, 2018 by and among ProFrac Holdings, LLC, ProFrac Services, LLC, and various lenders thereunder, including Barclays Bank PLC, as Agent as such agreement may be further amended, restated, modified or increased, supplemented, renewed, replaced, refinanced (including pursuant to a facility with a greater principal amount) or otherwise modified in whole or in part from time to time, including any agreement refinancing (including pursuant to a facility with a greater principal amount), replacing or otherwise restructuring such agreement or agreements whether by the same or any other agent, lender or group of lenders; and (ii) that certain Term Loan Credit Agreement dated September 7, 2018, by and among ProFrac Holdings, LLC, ProFrac Services, LLC, and various lenders thereunder, including Barclays Bank PLC, as Agent, as such agreement may be further amended, restated, modified or increased, supplemented, renewed, replaced, refinanced (including pursuant to a facility with a greater principal amount) or otherwise modified in whole or in part from time to time, including any agreement refinancing (including pursuant to a facility with a greater principal amount), replacing or otherwise restructuring such agreement or agreements whether by the same or any other agent, lender or group of lenders;.

“Expenses” means all reasonable fees, charges, costs, and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering, or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers, and remedies provided in the Security Agreement or any of the other Loan Documents, including reasonable and actual third party attorneys’ fees, court costs, receiver’s fees, management fees, and costs incurred in the repair, maintenance, and operation of, or taking possession of or selling the Collateral.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

LOAN AGREEMENT

“Governmental Authority” means any federal, state, municipal, or local governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district, or other instrumentality of any governmental entity, including, without limitation, any foreign governmental entities to which any Obligor is subject.

“Guaranty” means each Guaranty Agreement executed contemporaneously herewith by Guarantor evidencing the guaranty of payment of the Obligations to Lender, as may from time to time be extended, amended, restated, supplemented, or otherwise modified.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Collateral or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Collateral, in each case whether now or hereafter existing or arising.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders, or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time, and all foreign laws to which any Obligor is subject, including all Laws pertaining to business organizations, taxes, insurance, usury, licenses, permits, building standards, zoning, fire safety, health, environmental conditions, equal employment opportunities, and non-discriminatory access to premises and services.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trust, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or the interest of a vendor or lessor under a capital lease, consignment or title retention agreement; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, lease or other title exception or encumbrance affecting property.

“Loan Amount” means the amount of proceeds advanced to Borrower and evidenced by the Note, in the original principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00).

“Loan Documents” means this Agreement, the Note, the Security Agreement, each Guaranty, and any and all other documents that any Obligor has executed and delivered, or may hereafter execute and deliver, to evidence, secure, or guarantee the Obligations, or any part thereof, as the documents may from time to time be extended, amended, restated, supplemented, or otherwise modified.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of Guarantor or the Borrower, taken as a whole; (b) a material impairment of the ability of the Borrower or the Guarantor to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or Guarantor of any Loan Document to which it is a party.

“Net Proceeds” when used with respect to any Insurance Proceeds, means the gross proceeds from any Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note executed by Borrower contemporaneously with this Agreement, payable to the order of Lender in the Loan Amount, as the Note may from time to time be extended, amended, restated, supplemented, increased, or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.6 of this Agreement.

LOAN AGREEMENT

“Obligations” means all present and future debts, obligations, and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note, or any of the other Loan Documents, including the obligation: (a) to pay all principal, interest, late charges, and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees, and other amounts due at any time under the Security Agreement or any other Loan Documents, together with interest thereon as provided in the Security Agreement or such Loan Document; and (c) to pay and perform, observe, and comply with all of the terms, covenants, and conditions, expressed or implied, that any Obligor is required to perform, observe, or comply with pursuant to the terms of this Agreement, the Security Agreement, or any of the other Loan Documents.

“Permitted Liens” means (i) Liens in favor of Lender, and (ii) Permitted Liens (as defined in the Existing Credit Agreements); provided that Liens of a Secured Party (as defined in the Existing Credit Agreements) otherwise permitted under clause (ii) shall not be considered “Permitted Liens” for the purposes of this Agreement upon the refinancing of the applicable Existing Credit Agreement after the date hereof.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority, or any other entity.

“Subsidiary” means any entity directly or indirectly majority owned by Borrower or otherwise controlled by Borrower.

“Taxes” means all taxes and assessments, whether general or special, ad valorem, possessory, ordinary or extraordinary, foreseen or unforeseen, that at any time may be assessed, levied, confirmed, or imposed by any Governmental Authority on an Obligor or on the Collateral, or on any other properties or assets or any part thereof or in respect of any of the franchises, businesses, income, or profits of any Obligor.

“Tractor” means any tractor or truck tractor as those terms are defined in Tex. Transp. Code § 541.201, or any successor statute.

“Tractor Collateral” means the Tractors listed on the attached Exhibit A, which is incorporated by reference for all purposes, all replacements and substitutions for, accessions to, and products thereof.

“UCC” means the Uniform Commercial Code as in effect in Texas from time to time.

Article II

Terms of the Loan; Closing

Section 2.1 The Loan. Subject to the terms, covenants, and conditions of this Agreement, Lender hereby agrees to advance the Loan Amount to Borrower. Proceeds of the Loan will be used by Borrower for operations of Borrower’s business and as working capital related to the management of the Collateral. Borrower will execute the Security Agreement granting a first priority Lien (subject to Permitted Liens) in Lender’s favor covering the Collateral.

Section 2.2 Possession and Transfer of Collateral. Unless an Event of Default occurs and is continuing hereunder, Borrower shall be entitled to possession and use of the Collateral. Except to an Affiliate, Borrower shall not sell, assign (by operation of law or otherwise), license, lease, or otherwise dispose of any of the Collateral without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed.

LOAN AGREEMENT

Section 2.3 Perfection; Financing Statements. The parties intend that Lender’s security interests in the Collateral will be perfected by the delivery of the original certificates of title covering the Collateral to Lender and the notation of Lender’s Lien thereon. The parties further agree that the Lender will file a UCC-1 giving notice of its Lien on the Collateral with the Texas Secretary of State. Obligors will cooperate with all reasonable requests from Lender to take such steps or do such acts as Lender deems necessary or appropriate to establish and maintain Lender as holder of valid, attached, and perfected first-position security interests in the Collateral (subject to Permitted Liens), free and clear of all other Liens and claims and rights of third parties (other than Permitted Liens). Borrower shall make appropriate entries on its books and records disclosing Lender’s security interests in the Collateral.

Section 2.4 [Reserved]

Section 2.5 Closing. Lender will advance the Loan Amount to Borrower upon satisfaction of the conditions to closing set out herein. Upon execution of this Agreement and as a condition precedent to the Lender funding the Loan, Borrower will reimburse Lender for all reasonable costs and expenses incurred in connection herewith, including the reasonable fees of Lender’s attorneys, Lien and security interest searches, and filing fees. Borrower shall also pay to Lender at closing an origination fee of $300,000.00.

In addition, at the time of closing of the Loan, unless waived in writing by Lender, the Obligors, as applicable, will furnish the following in form satisfactory to Lender:

(a) this Agreement, the Note, the Security Agreement, and each Guaranty (together with any amendments, restatements, or replacements therefor and any other document executed and delivered to Lender in connection with the Loan being collectively referred to herein as the “Loan Documents”), duly executed by the party or parties thereto;

(b) copies of (i) the Certificate of Formation and operating agreement for each Obligor; (ii) resolutions of each Obligor approving and authorizing the execution, delivery, and performance of the Loan Documents; (iii) signature and incumbency certificates of the officers of each Obligor, each of which is certified by the entity to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by such entity of any changes therein; and (iv) good standing certificates for each Obligor in the State of Texas;

(c) original certificates of title for each Tractor being pledged as Collateral, free and clear of any Liens or encumbrances (other than Permitted Liens);

(d) evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 4.4, together with evidence that Lender has been named as a Lender’s loss payee on all related insurance policies;

(e) copies of UCC search reports listing all effective financing statements that name any Obligor as debtor, along with filed termination statements for any existing UCC filings that cover the Collateral;

(f) Reserved;

(g) e-log books for each Tractor listed on Exhibit A, in form reasonably satisfactory to Lender; and

(h) such other certificates, financial statements, schedules, resolutions, and other documents as provided hereunder or that Lender reasonably requires from any Obligor.

LOAN AGREEMENT

Article III

Representations and Warranties

The following representations and warranties are made by Borrower, as of the Effective Date:

Section 3.1 Organization, Power and Authority of Borrower.

(a) Borrower is a limited liability company duly formed, existing, and in good standing under the laws of the State of Texas and, to the extent required under applicable law, is duly qualified to do business and remain in good standing in Texas; and

(b) Borrower has the power, authority and legal right to own the Collateral and its other assets and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents.

Section 3.2 Loan Documents. The Loan Documents have been duly executed and delivered, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower.

Section 3.3 Other Documents; Laws. The execution, delivery, and performance of this Agreement, the other Loan Documents, and any other documents or instruments to be executed and delivered by each Obligor in connection with the Loan do not and will not: (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any Governmental Authority or any other person (other than any consent or approval that has been obtained and is in full force and effect), except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect on the business, operations or condition, financial or otherwise, of the Obligors; (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction, or decree of any court or Governmental Authority, (ii) Borrower’s organizational documents, or (iii) any material agreement, indenture, instrument, or other document, or any judgment, order, or decree binding upon any Obligor or any of their respective properties or assets, except as would not reasonably be expected to have a Material Adverse Effect on the business, operations or condition, financial or otherwise, of the Obligors; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, other than the security interests in favor of Lender contemplated by this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on the business, operations or condition, financial or otherwise, of Borrower. Notwithstanding the foregoing, Borrower and Lender acknowledge and agree that certain assets of the Obligors are subject to the interests and Liens created by the Existing Credit Agreements and Permitted Liens, and each Obligor expressly represents and warrants that the execution, delivery, and performance of this Agreement and the other Loan Documents do not cause any breach of or event of default (as defined thereunder) under the Existing Credit Agreements or the related agreements.

Section 3.4 Taxes. Borrower has filed all federal and state tax returns (such as may be required) and has paid all Taxes that have become due pursuant to such returns or pursuant to any tax assessments received by Borrower.

Section 3.5 Legal Actions. Except as listed on Schedule 3.5, there are no Claims by or before any court or Governmental Authority pending that would have a Material Adverse Effect on the Borrower. To the best of Borrower’s knowledge and belief, there are no Claims or investigations threatened against or affecting Borrower, Borrower’s business, or the Collateral that would have a Material Adverse Effect. Borrower is not in default (after the expiration of any notice and cure or grace period) with respect to any order, writ, injunction, decree, or demand of any court or any Governmental Authority affecting Borrower or the Collateral.

LOAN AGREEMENT

Section 3.6 Financial Statements. All financial statements delivered by or on behalf of Borrower to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the financial condition of Borrower as of the date(s) thereof.

Section 3.7 No Material Adverse Change. No material adverse change has occurred in the financial condition of Borrower reflected in the financial statements provided to Lender as described in Section 4.9.

Section 3.8 Compliance with Law. Borrower is in compliance with the requirements of all applicable Laws, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. The use of the Collateral now and in the future will comply with applicable ordinances, regulations, and other applicable Laws. To the best knowledge of Borrower, no violation of any Laws exists with respect to the Collateral.

Section 3.9 Other Liens. Except for the Existing Credit Agreements and Permitted Liens, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on the Collateral.

Section 3.10 Intentionally Omitted.

The following representations and warranties are made by each Guarantor as of the Effective Date:

Section 3.11 Organization, Power and Authority of Guarantor.

(a) Each Guarantor is a limited liability company duly formed, existing, and in good standing under the laws of the State of Texas and, to the extent required under applicable law, is duly qualified to do business and remain in good standing in Texas; and

(b) Each Guarantor has the power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

Section 3.12 Loan Documents. The Loan Documents to which each Guarantor is a party have been duly executed and delivered, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of each Guarantor’s obligations thereunder, have been duly authorized by all necessary organizational action by and on behalf of such Guarantor. The Loan Documents to which each Guarantor is a party constitute the valid and legally binding obligations of such Guarantor and are fully enforceable against such Guarantor.

Section 3.13 Other Documents; Laws. The execution and performance of the Loan Documents to which a Guarantor is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, any contract, agreement, document or other instrument to which such Guarantor is a party or by which such Guarantor or any of its property may be bound or affected, except as would not reasonably be expected to have a material adverse effect on the business, operations or condition, financial or otherwise, of such Guarantor, and such actions do not and will not violate or contravene any Laws to which such Guarantor is subject, except as would not reasonably be expected to have a material adverse effect on the business, operations or condition, financial or otherwise, of such Guarantor.

LOAN AGREEMENT

Section 3.14 Taxes. Each Guarantor has filed all tax returns required to have been filed by such Guarantor and paid all Taxes that have become due pursuant to such returns or pursuant to any tax assessments received by such Guarantor.

Section 3.15 Legal Actions. Except as listed on Schedule 3.15, there are no Claims by or before any court or Governmental Authority (including, without limitation, any foreign governmental authority to which any Guarantor is subject) pending which would reasonably be expected to have a Material Adverse Effect on the Guarantor. To the best of each Guarantor’s knowledge and belief, there are no Claims or investigations threatened against or affecting any Guarantor, either Guarantor’s business, or the Collateral which would reasonably be expected to have a Material Adverse Effect on the Guarantor. No Guarantor is in default (after the expiration of any notice and cure or grace period) with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting such Guarantor or the Collateral.

Section 3.16 Financial Statements. All financial statements delivered by or on behalf of any Guarantor to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the financial condition of such Guarantor as of the date(s) thereof.

Section 3.17 Compliance with Law. Each Guarantor is in compliance with the requirements of all applicable Laws, except where noncompliance would not reasonably be expected to have a Material Adverse Effect .

Article IV

Affirmative Covenants and Agreements

Borrower (and to the extent applicable, each Guarantor) covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 4.1 Compliance with Laws. Each Obligor shall comply in all material respects with all Laws and all orders, writs, injunctions, decrees, and demands of any court or any Governmental Authority affecting any Obligor or the Collateral, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect on the Obligors. Borrower will use all proceeds of the Loan only for commercial purposes, including to provide working capital for the management of the Collateral, and not in contravention of any Laws or any Loan Document.

Section 4.2 No Liens. Except for Permitted Liens, as expressly permitted under this Agreement or in a writing by Lender, the Collateral will be kept free and clear of all Liens, security interests, and encumbrances of every nature or description. Other than Liens permitted in accordance with the preceding sentence, Borrower will not cause or permit any instrument or document affecting the Collateral to be recorded without Lender’s prior written consent. Within thirty (30) days after the filing of any Lien or encumbrance against any portion of the Collateral (other than in connection with Permitted Liens), Borrower will promptly discharge the Claim by payment or filing a bond or otherwise as permitted by applicable Laws. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in Lender’s commercially reasonable discretion, Borrower shall have the right to contest in good faith any Claim, Lien, or encumbrance, provided that the contest is pursued diligently and without prejudice or delay to Lender.

Section 4.3 Maintenance of Collateral. Borrower will cause the Collateral to be maintained in a good and safe condition except, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect and Borrower will promptly comply with all Laws affecting the Collateral (or demonstrate appropriate rights and steps taken to contest or obtain a legitimate exception to compliance) except where noncompliance would not reasonably be expected to have a Material Adverse Effect.

LOAN AGREEMENT

Section 4.4 Insurance. Borrower shall (i) keep the Tractor Collateral insured against damage in the amount specified below, (ii) purchase such insurance from an insurer authorized to do business in Texas or an eligible surplus lines insurer, (iii) name Lender as the loss payee on each insurance policy, and (iv) upon written request by Lender, deliver a copy of each insurance policy and proof of payment of premiums to Lender.

Unless the requirement for any particular coverage is expressly waived or altered in writing by Lender, Borrower will maintain or cause to be maintained the following insurance at the sole cost and expense of Borrower:

(a) comprehensive and collision coverage for each Tractor in an amount satisfactory to Lender, up to the full insurance value based on the replacement cost of such Tractor; and

(b) comprehensive general liability insurance on an occurrence basis against claims for personal injury liability and liability for death, bodily injury, and damage to property in amounts reasonably satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period.

Such insurance policies shall name Lender as a loss payee and shall prohibit cancellation of or a reduction in coverage amounts without ten (10) days’ prior written notice to Lender.

Borrower acknowledges and agrees that if it fails to provide any required insurance documentation to Lender within a reasonable period of time after written request therefor or fails to maintain such insurance during the term of this Loan, Lender may purchase such insurance on behalf of Borrower and at Borrower’s expense, provided, however, that Lender is under no obligation to do so. The reasonable cost of any such insurance shall be added to the Obligations hereunder and shall be due and payable upon written demand by Lender. BORROWER ACKNOWLEDGES THAT IF LENDER PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE TRACTOR COLLATERAL, UP TO AN AMOUNT EQUAL TO THE LESSER OF THE UNPAID BALANCE OF THE DEBT SECURED BY SUCH TRACTOR(S), EXCLUDING UNEARNED INTEREST, OR THE VALUE OF THE TRACTOR(S) TO BE INSURED. BORROWERS EQUITY IN ANY TRACTORS MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS. If such insurance is purchased by Lender at a rate or charge not fixed or approved by the State Board of Insurance, Borrower will be notified and may at any time cause the cancellation of such collateral protection insurance by providing proper evidence to Lender that Borrower has obtained the required insurance.

For purposes of this Section 4.4, Borrower authorizes Lender to provide to any person, including an insurance agent, all information that Lender deems appropriate to purchase and maintain insurance on the Collateral.

Section 4.5 Partial Transfer or Encumbrance of the Collateral. Each Obligor covenants and agrees that, except to an Affiliate, it will not sell, convey, transfer, assign or otherwise dispose of any part, portion, or all of the Collateral without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 4.6 Litigation. Obligors will promptly provide Lender with written notice of any litigation in which Lender is named as a party, or that involves a claim in which any Obligor or the Collateral is named as defendant where such would reasonably be expected to have a Material Adverse Effect on the Obligor. The notice of litigation will include information as to the scope of available insurance coverage, and if requested, copies of all correspondence, pleadings or orders filed or entered therein or with respect thereto.

LOAN AGREEMENT

Section 4.7 Quarterly Report Regarding Collateral. Within forty-five (45) days of the end of each calendar quarter, Borrower shall deliver a list of all tangible Collateral, including the Tractors, in a form reasonably satisfactory to Lender, which report shall include, but not be limited to for each Tractor: VIN, make and model, condition, and other information reasonably required by Lender.

Section 4.8 Adjustment of Insurance Claims. Borrower shall give prompt Notice to Lender of any Casualty or Claim affecting any Obligor or the Collateral. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Insurance Proceeds and may deduct therefrom all of its Expenses. However, so long as no Event of Default has occurred and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. Within ten (10) days after Borrower’s receipt of any Insurance Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the awards or proceeds to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Insurance Proceeds.

Section 4.9 Books and Records; Financial Statements. Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing any financial operations in regard to the ownership and operation of the Collateral. Borrower will permit Lender, or any Person authorized by Lender, at its sole cost and expense, to inspect, examine and copy the books and records at all reasonable times and as often as may be requested by Lender, provided, that notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, such inspections and examinations shall be limited to two times in any twelve month period. Borrower shall deliver or cause to be delivered the following financial statements, tax returns, and compliance certificates:

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Quarterly Financial Statements. Commencing with the calendar quarter ending December 31, 2021, Borrower’s internally-prepared quarterly financial statements (including a balance sheet and profit and loss statement) provided within forty-five (45) calendar days after each quarter’s end.

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Annual Financial Statements. Commencing with the calendar year ending December 31, 2021, Borrower’s audited annual financial statements (prepared by Borrower’s outside certified public accountant) in year-end compilation statement format, including balance sheet and income statement information with net worth reconciliations (and containing sufficient and appropriately detailed footnotes and supplementary schedules and exhibits as may be required). The annual financial statement for 2021 shall be provided no later than July 31, 2022, and all subsequent annual financial statements shall be provided within 120 days after the end of the calendar year.

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Tax Returns. Borrower shall provide Lender with a copy of its filed federal income tax return no later than thirty days after filing, but no later than October 31 of any calendar year during the term of the Loan. Borrower shall provide Lender with a copy of its filed 2021 federal income tax return on or before July 31, 2022, unless an extension to file said return has been filed, in which case Borrower shall deliver such return to Lender no later than October 31, 2022.

LOAN AGREEMENT

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Quarterly Compliance Certificates. Commencing with the calendar quarter ending December 31, 2021, and continuing for each calendar quarter thereafter, each Obligor shall deliver a compliance certificate certifying compliance with the financial covenants listed in Section 4.10 (the “Compliance Certificate”). Each Compliance Certificate shall be provided within forty-five (45) days of each calendar quarter’s end and shall be substantially in the form attached hereto as Exhibit B. Further, each Obligor shall deliver or cause to be delivered to Lender a copy of any compliance certificate provided under any Existing Credit Agreements as required by such agreement(s).

In addition, each Obligor will furnish or cause to be furnished to Lender, with reasonable promptness, such other information, reports, or statements as Lender may reasonably request from time to time. The quarterly and annual financial statements required under this Section 4.9 shall be true and correct in all material respects, have been prepared in conformance with generally accepted accounting principles, and fairly present Borrower’s financial condition as of the date thereof.

Section 4.10 Financial Covenants. As reflected in the periodic financial statements and reports and in each Compliance Certificate of Borrower, Borrower shall maintain the following during the term of the Loan, based on the consolidated balance sheets of Borrower:

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Total Net Leverage Ratio of 3.00:1.00 or less. “Total Net Leverage Ratio” shall be calculated as provided for the same in that certain Term Loan Credit Agreement dated September 7, 2018 by and among ProFrac Holdings, LLC, ProFrac Services, LLC, Barclays Bank PLC as the Agent and in other capacities, and various other lender parties, as the same may be amended, renewed, or extended.

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A minimum Fixed Charge Coverage Ratio of 1.00:1.00. “Fixed Charge Coverage Ratio” shall be calculated as provided for the same in that certain Credit Agreement dated March 14, 2018 by and among ProFrac Holdings, LLC, ProFrac Services, LLC, Barclays Bank PLC as the Agent and in other capacities, and various other lender parties, as the same may be amended, renewed, or extended.

In the event that either the above-referenced Term Loan Credit Agreement or the above-referenced Credit Agreement shall terminate, become void or invalid, or any borrowing entity is released from its obligations thereunder during the term of the Loan, then Lender and Borrower shall confer in good faith and agree to an alternate method of calculating Total Net Leverage Ratio and Fixed Charge Coverage Ratio. If Borrower and Lender are not able to mutually agree on such alternate method, then Lender shall elect an alternate method in its commercially reasonable discretion.

Section 4.11 Primary Depository Account. During the term of the Loan, each Obligor shall maintain its primary depository account relationship with First Financial Bank, N.A.

Section 4.12 Intentionally Omitted.

Section 4.13 Audit and Inspection by Lender. Lender shall have the right, at its sole cost and expense, and Obligors shall permit and shall cooperate in arranging for, at any reasonable time and from time to time, Lender and its representatives to: (i) inspect the Collateral; and (ii) review and audit, at Borrower’s place of business or at any other location designated by Lender, all books, records, and financial statements relating to the Collateral (including its operations) of Borrower and/or Guarantor, provided, that notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, such inspections and audits shall be limited to two times in any twelve month period.

Section 4.14 Taxes; Tax Receipts. Borrower shall pay and discharge all material Taxes prior to the date on which penalties are imposed thereon.

LOAN AGREEMENT

Section 4.15 Lender’s Rights to Pay and Perform. If, after any required notice, Borrower fails to promptly pay or perform, or fails to cause to be paid or performed, any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon any Obligor, and without waiving or releasing any Obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower.

Section 4.16 Notification by Borrower. Borrower will promptly give Notice to Lender of the occurrence of any Event of Default hereunder or under any of the other Loan Documents.

Section 4.17 Indemnification by Borrower. Borrower agrees to indemnify Lender and to hold Lender harmless for, from, and against, and to defend Lender against, any and all third party Claims against Lender directly or indirectly arising out of or resulting from any transaction, act, omission, event, or circumstance in any way connected with the Collateral or the Loan, including any Claim arising out of or resulting from: (a) any operation of the Collateral; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Collateral; (c) any other Event of Default hereunder or under any other Loan Documents; and (d) any assertion or allegation that Lender is liable for any act or omission of any Obligor or any other Person in connection with the ownership, financing, leasing, operation, or sale of the Collateral, except by reason of acts or omissions by Lender constituting criminal conduct, fraud, bad faith, willful misfeasance, or gross negligence. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure, assignment, or conveyance in lieu thereof and any other action by Lender to enforce its rights and remedies hereunder or under the other Loan Documents; provided, however, in no event shall the Lender be indemnified hereunder for any Claims or related expense to the extent it results solely from (i) the gross negligence, bad faith or willful misconduct of the Lender or any of its Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), or (ii) Lender’s material breach of its obligations to Borrower or any Obligor under this Agreement or the other Loan Documents.

Section 4.18 Limitation of Liability. The parties to this Agreement shall in no event be liable to any other party for any special, indirect, punitive or consequential damages ((including, without limitation, any loss of profits, business or anticipated savings) with respect to any breach of obligations under this Agreement or any of the other Loan Documents.

Section 4.19 Representations and Warranties. Obligors, at their sole cost and expense, shall take all actions and shall do all things necessary or desirable to cause all of the representations and warranties in this Agreement to be true and correct at all times.

Article V

Negative Covenants

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1 Additional Debt. No other debt may be secured by the Collateral (other than by Permitted Liens), whether senior or subordinate, without Lender’s prior written consent, which shall not be unreasonably withheld.

Section 5.2 Transfer. Except in the ordinary course of business, or as otherwise permitted under this Agreement, Borrower shall not, whether in one transaction or a series of related transactions, sell or assign, with or without recourse, any Collateral, other than within the ordinary course of business.

LOAN AGREEMENT

Article VI

Events of Default

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1 Payment Default. Borrower fails to promptly pay any of the Obligations under this Agreement when due (after expiration of any required notice and cure or grace period), whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 6.2 Default Under Other Loan Documents. An Event of Default (as defined therein) under the Note, Security Agreement, or any other Loan Document, or if any Obligor fails to promptly pay, perform, observe, or comply with any term, obligation, or agreement in any of the Loan Documents within any applicable grace or cure period.

Section 6.3 Financial Statements. Borrower fails to provide the financial statements set out in Section 4.9 and fails to timely cure or comply with the financial covenants set out in Section 4.10.

Section 6.4 Accuracy of Information; Representations and Warranties. Any material information contained in any financial statement, schedule, report, Compliance Certificate, or any other document delivered by or on behalf of any Obligor to Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or if any Obligor shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty in this Agreement or any other Loan Document or other document, certificate, or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.5 Insurance Obligations. Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance.

Section 6.6 Other Obligations. Borrower fails to promptly perform or comply with any nonmonetary obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of ten (10) days after Notice from Lender to Borrower, unless: (a) such failure, by its nature, is not capable of being cured within such period; (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof; and (c) Borrower causes such failure to be cured no later than sixty (60) days after the date of the Notice from Lender.

Section 6.7 Bankruptcy. Any Obligor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any Obligor and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof.

Section 6.8 Appointment of Receiver, Trustee, Liquidator. Any Obligor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of an Obligor, the Collateral, or all or substantially all of the other assets of an Obligor, or unless dismissed within sixty (60) days, an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of an Obligor, the Collateral, or all or substantially all of the other assets of an Obligor.

Section 6.9 Inability to Pay Debts. Any Obligor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

LOAN AGREEMENT

Section 6.10 Dissolution; Change in Business Status. Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of any Obligor are sold, any Obligor is dissolved, or there occurs any merger or consolidation involving any Obligor in which such Obligor is not the surviving entity.

Section 6.11 Omitted.

Article VII

Remedies on Default

Section 7.1 General Remedies. Upon the occurrence of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option upon the occurrence of an Event of Default, declare its commitments to Borrower to be terminated and, immediately upon Notice to Borrower, declare all Obligations to be immediately due and payable, all without demand, notice (unless otherwise required herein) or further action of any kind required on the part of Lender. Each Obligor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices (other than as provided above) and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to and waives notice of release, with or without consideration of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing, upon an Event of Default, Lender may:

(a) without notice, demand, or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral over which Lender already has control or possession);

(b) enforce collection of any of the Collateral, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release, or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any Insurance Proceeds; and

(d) at any time, and from time to time, accept additions to, releases, reductions, exchanges, or substitution of the Collateral, without in any way altering, impairing, diminishing, or affecting the provisions of this Agreement, the Loan Documents, or any other Obligations, or Lender’s rights hereunder, under the Note or under any other Loan Documents.

Section 7.2 Lender’s Actions or Inaction. Borrower hereby ratifies and confirms Lender’s action or inaction with respect to the Collateral following an Event of Default and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken or not taken in connection with the Collateral following an Event of Default.

Section 7.3 Remedies Cumulative. Lender may exercise, from time to time, any and all rights and remedies available to it under any applicable Laws in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including reasonable costs of collection and attorneys’ fees, and in such order of application as Lender may, from time to time, elect, any obligations of Lender to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts, or moneys of an Obligor in the possession, control, or custody of, or in transit to Lender. Each Obligor hereby waives the benefit of any Laws that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such obligations or indebtedness owing from Lender to any Obligor.

LOAN AGREEMENT

Section 7.5 Attorney-in-Fact. Upon occurrence of an Event of Default and expiration of relevant cure or grace period, as applicable, Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any officer of Lender or any person designated by Lender for that purpose) as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Agreement; (ii) file such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in the Collateral; and (iii) carry out any remedy provided for in this Agreement.

Section 7.6 No Marshaling. Lender shall not be required to marshal any present or future collateral security (including all Collateral hereunder) for, or other assurances of payment of, the Obligations or to resort to such collateral security or other assurances of payment in any particular order. Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or in connection with the Obligations or by which any of the Obligations are secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

Section 7.7 Application of Proceeds. Subject to the terms of this Agreement, Lender will, within five (5) business days after receipt of cash or solvent credits from collection of items of payment, proceeds of the sale of Collateral, or any other source, apply the whole or any part thereof against the Obligations secured hereby. Lender shall further have the exclusive right to determine how, when, and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon each Obligor. Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including reasonable attorneys’ fees and legal expenses.

Section 7.8 No Waiver. Borrower shall not be relieved of any of the Obligations by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Collateral under the Security Agreement or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Collateral. No delay or omission of Lender to exercise any right, power, or remedy accruing upon an Event of Default shall impair any such right, power, or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for the exercise of its rights under the Security Agreement following any Event of Default, or any other option granted to Lender hereunder, or the acceptance by Lender of any partial payment on account of the Obligations, shall constitute a waiver of such Event of Default and each such option shall remain continuously in full force and effect. No remedy conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power, and remedy given to Lender shall be concurrent and may be pursued separately, successively, or together against any Obligor or the Collateral or any part thereof, and every such right, power, and remedy may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by law.

LOAN AGREEMENT

Article VIII

Miscellaneous

Section 8.1 Further Assurances; Authorization to File Documents. At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense: (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents; and (b) make, execute, deliver, and record, or cause to be made, executed, delivered, and recorded, any and all further instruments, certificates, and other documents as may, in the opinion of Lender, be reasonably necessary or desirable in order to complete, perfect, or continue and preserve the Lien created by the Security Agreement or any of the Loan Documents. Upon any failure by Borrower to do so, Lender may make, execute, and record any and all such instruments, certificates, and other documents for and in the name of each Obligor, as applicable, all at the sole expense of Borrower, and each Obligor hereby appoints Lender the agent and attorney-in-fact of such Obligor to do so, this appointment being coupled with an interest and being irrevocable.

Section 8.2 Indebtedness Absolute. None of the following shall affect the Obligations of Borrower to Lender under this Agreement, or Lender’s rights with respect to the Collateral:

(a) acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b) release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification, or substitution by Lender of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of any Obligor for the Obligations; or

(d) failure of Lender to resort to any other security or to pursue any Obligor for any of the Obligations before resorting to remedies against the Collateral.

Section 8.3 No Warranty by Lender. By accepting or approving anything required to be observed, performed, or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, receipt, appraisal, or insurance policy, Lender will not be deemed to have warranted or represented the sufficiency, legality, effectiveness, or legal effect of the item, or of any term, provision, or condition thereof and any such acceptance or approval shall not be or constitute any warranty or representation with respect thereto by Lender.

Section 8.4 No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between any Obligor and Lender other than the relationship of borrower/guarantor and lender, and no Obligor shall be considered partners or co-venturers of Lender for any purpose on account of this Agreement.

Section 8.5 Severability. In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

LOAN AGREEMENT

Section 8.6 Notices. All Notices required or which any party desires to give hereunder, or under any of the Loan Documents shall be in writing and, unless otherwise specifically provided, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth above (unless such address changed by similar notice in writing given by the particular party whose address is to be changed), or if provided as part of any party’s address for notice, by e-mail or fax transmission to such address or fax number for such party. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of fax, on the next business day following a confirmed receipt, or, in the case of e-mail, upon confirmation of receipt by the addressee; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 8.7 Permitted Successors and Assigns; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions, and conditions of this Agreement and the Loan Documents shall apply to, bind, and inure to the benefit of each Obligor and their respective successors and any approved assigns, and shall apply to, bind, and inure to the benefit of Lender and it endorsees, transferees, successors, and assigns and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge, or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge, or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Obligors shall execute, acknowledge, and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Collateral, any Obligor, or any principals of any Obligor: (i) to any actual or prospective assignee or participant who makes a specific request for the information (which will be released confidentially only to the requesting Person); or (ii) to any regulatory body having jurisdiction over Lender.

Section 8.8 Modification; Waiver. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged, or terminated except by instrument in writing executed by an authorized officer of Lender, and then shall only be effective in the specific instance and for the specific purpose given in such writing.

LOAN AGREEMENT

Section 8.9 Third Parties; Benefit. The terms and provisions of this Agreement and the other Loan Documents are for the benefit of the parties hereto and, except as specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts and/or with electronically transmitted signatures by e-mail or fax, each of which shall be considered an original for all purposes; provided, however, that all such counterparts, when taken together, shall together constitute one and the same instrument.

Section 8.11 Governing Law. This Agreement shall be governed by and construed, interpreted, and enforced in accordance with Texas law and applicable federal law, without regard to choice of law rules of any jurisdiction.

Section 8.12 Jury Waiver. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by Lender or Borrower against the other.

Section 8.13 Time of Essence. Time shall be of the essence for each and every provision of this Agreement and the other Loan Documents.

Section 8.14 Electronic Transmission of Data. Lender and each Obligor agree that certain data related to the Loan (including confidential information, documents, applications, and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from, or circulated among agents and representatives of Obligors, Lender, and their respective Affiliates and other Persons involved with the subject matter of this Agreement. Obligors acknowledge and agree that: (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers; (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt, or third party interception of any such transmission; and (c) Obligors will release, hold harmless, and indemnify Lender for, from and against any claim, damage, or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative, or contributory negligence, that is related to the electronic transmission of data, except by reason of acts or omissions by Lender constituting criminal conduct, fraud, bad faith, willful misfeasance, or gross negligence.

Section 8.15 Forum. Obligors hereby irrevocably submit generally and unconditionally for themselves and in respect of their respective properties and assets to the sole and exclusive jurisdiction of the courts of Eastland County, Texas.

Section 8.16 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between and among Obligors and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between and among Obligors and Lender with respect to the matters addressed in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements, or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions, and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions, and provisions of this Agreement shall prevail.

Final Written Agreement. THIS WRITTEN LOAN AGREEMENT AND THE RELATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG ANY PARTIES.

THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES.

LOAN AGREEMENT

Signature page attached.

LOAN AGREEMENT

Executed to be effective as of the date first recited above.

BORROWER:		GUARANTOR:

PROFRAC HOLDINGS II, LLC, a Texas limited liability company		PROFRAC MANUFACTURING, LLC, a Texas limited liability company

By:	/s/ Brian Uhlmer	By:	/s/ Brian Uhlmer
	Brian Uhlmer, CFO		Brian Uhlmer, CFO

LENDER:		PROFRAC SERVICES, LLC, a Texas limited liability company

FIRST FINANCIAL BANK, N.A.		By:	/s/ Brian Uhlmer
By:	/s/ David Bailey		Brian Uhlmer, CFO
David Bailey, EVP

PROFRAC SERVICES, LLC, a Texas limited liability company

		By:	/s/ Brian Uhlmer
Brian Uhlmer, CFO

Exhibit A

List of Tractors

Exhibit B

COMPLIANCE CERTIFICATE

Schedule 3.5

Schedule 3.15